Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Bank of Princeton

Princeton, New Jersey

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 Amendment No. 1 of Investors Bancorp, Inc. of our report dated April 14, 2016, relating to the consolidated financial statements of The Bank of Princeton, which is contained in that Proxy Statement/Prospectus.

We also consent to the reference to us under the caption “Experts” in the Proxy Statement/Prospectus.

/s/ BDO USA, LLP

Philadelphia, Pennsylvania

October 11, 2016